SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	Commission File Number	(IRS EMPLOYER IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ }	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ }	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

{ }	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

{ }	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTOR

Mr. William J. Shea, Jr., who has served as a member of our Board of Directors since 2011, resigned his position effective April 16, 2012. Mr. Shea resigned to pursue other business opportunities and not as a result of any disagreement with the Company relating to the Company's operations, policies or practices.

We thank Mr. Shea for his service to our Company and plan to fill this open position on our Board when a qualified candidate is identified. The Board does not expect to nominate a candidate to fill this vacancy prior to the Company's Annual Meeting of Stockholders on April 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 16th day of April 2012.

J.B. HUNT TRANSPORT SERVICES, INC.

By:	/s/ John N. Roberts
John N. Roberts President and Chief Executive Officer

By:	/s/ David G. Mee
David G. Mee Executive Vice President, Finance and Administration, Chief Financial Officer, and Principal Accounting Officer